Exhibit 10.1

To:	Atmel SARL as the borrower under
the Facility Agreement defined below
(the “Borrower”)

Atmel Corporation as a guarantor and
as the US parent of the Borrower
(the “US Parent”)

Atmel Switzerland SARL as the Swiss Parent of the Borrower and a guarantor
(the “Swiss Parent” and, together with the US Parent, the “Guarantors”)

From:	Bank of America, N.A.
as facility agent under the Facility Agreement
and as security agent under the Receivables Pledge Agreement
(the “Facility Agent”)
June 24, 2010
Dear Sirs
FACILITY AGREEMENT WAIVER (THE “WAIVER LETTER”)
1.	DEFINITIONS

(a)	We refer to (1) a US$165,000,000 facility agreement dated 15 March 2006 between, among others, (i) the Borrower, (ii) the Guarantors, (iii) the Lenders party thereto, (iv) the Facility Agent and (v) Bank of America, N.A. as Security Agent (as amended, supplemented, varied, novated and/or restated from time to time, the “Facility Agreement”) and (2) the receivables pledge agreement dated 15 March 2006 between the Borrower and Bank of America, N.A., as Security Agent (the “Receivables Pledge Agreement”).

(b)	The Borrower has asked us to waive the applicability of Clause 20.3 (Disposals) of the Facility Agreement to permit the contemplated disposal of certain assets by the Borrower and the Swiss Parent in connection with the US Parent’s proposed sale of its secure microcontroller solutions business, with further background as set out in the letter dated June 23, 2010 from the US Parent to the Facility Agent (the “Waiver Request”).

(c)	The Borrower has asked us to release our rights as Security Agent under the Receivables Pledge Agreement to those contracts that are the subject of the Contract Transfers (as such term is defined in the Waiver Request) (the “Release Request”).

(d)	Unless otherwise defined, terms defined in the Facility Agreement have the same meaning in this Waiver Letter. Clause references herein are to clauses of the Facility Agreement.

2.	WAIVER

Subject to the terms of this Waiver Letter and acting on the instructions of the Majority Lenders, we hereby consent to the Waiver Request and, accordingly, waive the applicability of Clause 20.3 (Disposals) of the Facility Agreement for the sole purpose of permitting the Asset Disposals (as such term is defined in the Waiver Request) (the “Waiver”).

3.	RELEASE

Subject to the terms of this Waiver Letter, we hereby grant the Release Request and, accordingly, release our rights as Security Agent under the Receivables Pledge Agreement to those contracts that are the subject of the Contract Transfers (as such term is defined in the Waiver Request) (the “Release”).

4.	CONDITIONS

The Waiver and the Release shall be effective on and from the date on which we, in our capacity as Facility Agent and Security Agent confirm receipt of:

(a)	a copy of the Purchase Agreement (as such term is defined in the Waiver Request) substantially in the form provided to us immediately prior to execution of the Waiver Request, together with schedules identifying (A) all contracts and purchase orders which will be sold as part of the Contract Transfers (as such term is defined in the Waiver Request) and (B) all inventory which will be sold as part of the Inventory Disposal (as such term is defined in the Waiver Request); and

(b)	a copy of this Waiver Letter duly countersigned on behalf of the Borrower and the Guarantors.

5.	RESERVATION OF RIGHTS

The Waiver and Release are given strictly on the basis of the terms of this Waiver Letter and without prejudice to the rights of the Finance Parties. Nothing in this Waiver Letter shall be deemed to constitute a waiver of any Default, Event of Default or any further amendment or consent under any Finance Document whatsoever. The terms of the Finance Documents remain in full force and effect save as expressly amended by this Waiver Letter.

6.	REPRESENTATIONS

The Borrower and each Guarantor by countersigning this Waiver Letter hereby confirms that on the date of this Waiver Letter:

(a)	each of the representations and warranties listed in paragraph (e) of Clause 17.1 (Representations and Warranties) of the Facility Agreement or stated to repeat in accordance with Clause 17.2 (Repetition) of the Facility Agreement with respect to the facts and circumstances then existing are true and correct; and

(b)	no Default has occurred and is continuing or, after giving effect to the Waiver and the Release, would result from the making of or entering into an agreement to sell and transfer any of the Asset Disposals (as such term is defined in the Waiver Request).

7.	STATUS OF DOCUMENTS

By countersigning this Waiver Letter, the Borrower and the Guarantors each hereby confirms its agreement to the terms of this Waiver Letter and further confirms that its obligations under the Finance Documents (including, without limitation, the guarantees and security (including the priority of ranking of such security) provided thereby) shall continue in full force and effect.

8.	MISCELLANEOUS

(a)	This Waiver Letter is designated as a Finance Document.

(b)	This Waiver Letter may be executed in any number of counterparts (whether by fax, electronic copies such as PDF, or otherwise, but if by fax or electronic copies, with the original signed letter being promptly sent to the other party hereto by an internationally recognized overnight courier) and each such counterpart shall be deemed an original, and when taken together, constitute one and the same instrument.

(c)	If any provision of this Waiver Letter is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be effected or impaired in any way.

(d)	The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Waiver Letter and no person other than the parties to this Waiver Letter shall have any rights under it.

(e)	This Waiver Letter and any matter, claim or dispute arising out or in connection with it, whether contractual or non-contractual, is governed by, and is to be construed in accordance with, English law without any reference to conflicts of law principles thereof. The provisions of Clause 40 (Jurisdiction) of the Facility Agreement will apply to this Waiver Letter mutatis mutandis.
Yours faithfully,

/s/ Lee Masters for and on behalf of
BANK OF AMERICA, N.A.
(as Facility Agent, acting for and on behalf of, and on the instructions of, the Majority Lenders, and as Security Agent)

We hereby acknowledge and agree to the terms of the above:

/s/ Gregor Mathers
for and on behalf of
ATMEL SARL
as Borrower

/s/ Stephen Cumming
for and on behalf of
ATMEL CORPORATION
as US Parent and Guarantor

/s/ Gregor Mathers
for and on behalf of
ATMEL SWITZERLAND SARL
as Swiss Parent and Guarantor